UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2004

WAVENETWORX, INC.
(Exact name of registrant as specified in its charter)
(Formerly On-Line Production Services, Inc.)

Commission File No. 2-90519

Nevada	000-27111
(State or Jurisdiction	(I.R.S Employer
of Incorporation)	Identification No.)

310 – 425 Carrall Street.
Vancouver, BC V6B 6E3
Telephone: (604)-205-5107
(Address and telephone number of principal executive offices)

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

Pursuant to approval by the Board of Directors and by the vote of the majority of the outstanding stock, On-Line Production Services, Inc., has changed its name to Wavenetworx, Inc. and has authorized a 1 for 50 reverse stock split. A copy of the amended certificate of incorporation is hereby attached to this 8K as exhibit 3.5. The Company is currently in the process of changing its trading symbol.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired

not applicable

(b) Pro forma financial information

not applicable

(c) Exhibits

Exhibit Number	Description

3.5	Certificate of Amendment to Articles of Incorporation

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WAVENETWORX, INC. (Registrant)

Date: August 13, 2004	By:	/s/ Aerock Fox

Aerock Fox, President, CEO